EXHIBIT 2.4




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DATED                                                               19 JULY 2006







(1) SILJA OY AB

(2) SEA CONTAINERS ESTONIA LTD.

(3) SEA CONTAINERS LTD.

(4) SEA CONTAINERS FINLAND OY





NOVATION AGREEMENT

IN RELATION TO AN AGREEMENT TO BUY AND SELL
PART OF THE BUSINESS AND CERTAIN OF THE
ASSETS OF SILJA OY AB






REFERENCE

MJD/CMB/1014863





                                 RICHARDS BUTLER

     Richards Butler LLP Beaufort House 15 St Botolph Street London EC3A 7EE
                 telephone 020 7247 6555 facsimile 020 7247 5091
          email law@richardsbutler.com web site www.richardsbutler.com




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CONTENTS

CLAUSE

1    INTRODUCTION..............................................................2
2    NOVATION..................................................................2
3    CONTINUATION..............................................................3
4    GOVERNING LAW.............................................................3







                                       1

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AGREEMENT dated July 19, 2006

BETWEEN:

(1)  Silja Oy Ab, registered in Finland under number 5.916 ('Silja')

(2) Sea Containers Estonia Ltd., registered in Bermuda under number 038411 ('Sea Containers Estonia')

(3) Sea Containers Ltd., registered in Bermuda under number EC3631 ('Sea Containers')

(4) Sea Containers Finland Oy, registered in Finland under number 2017433-1 ('Sea Containers Finland')

1    INTRODUCTION


1.1 Silja, Sea Containers Estonia and Sea Containers have entered into an agreement ('the Business Sale Agreement') dated 11 June 2006 relating to the sale of part of the business and certain of the assets of Silja.

1.2 The Parties to this Agreement wish to substitute Sea Containers Finland as a party to the Business Sale Agreement with effect from the date of this Agreement in place of Sea Containers Estonia.

1.3 Words and expressions defined in the Business Sale Agreement have the same meaning in this Agreement.

2    NOVATION


     In consideration of Sea Containers Finland entering into this Agreement at the request of Sea Containers Estonia, and of the mutual releases and agreements contained in this Agreement, the parties agree that with effect from the date of this Agreement -

     (a) Silja and Sea Containers release Sea Containers Estonia from all liability under the Business Sale Agreement, and agree to Sea Containers Finland becoming a party to the Business Sale Agreement in place of Sea Containers Estonia;



                                        2

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     (b)  Sea  Containers   Estonia   releases  and  discharges  Silja  and  Sea
          Containers from all liability under the Business Sale Agreement to the extent that such liabilities relate to Sea Containers Estonia;

     (c) Sea Containers Finland agrees to be bound by the Business Sale Agreement in place of Sea Containers Estonia; and

     (d) Silja, Sea Containers and Sea Containers Finland agree that for all purposes of the Business Sale Agreement Sea Containers Finland shall be considered as the Buyer thereunder and agree that Silja and Sea Containers shall be entitled as against Sea Containers Finland to rights and benefits identical to those to which Silja and Sea Containers would have been entitled as against Sea Containers Estonia had this Agreement not been executed.

3    CONTINUATION


     Subject to the terms of this Agreement, the Business Sale Agreement shall continue in full force and effect.

4    GOVERNING LAW


     This Agreement shall be governed by English law and the parties agree to submit to the exclusive jurisdiction of the English Courts.

                                       3


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Signed by                                 )
Director, for and on behalf of            )      ...............................
Silja Oy Ab                               )






Signed by                                 )
Director, for and on behalf of            )      ...............................
Sea Containers Estonia Ltd.               )






Signed by                                 )
Director, for and on behalf of            )      ...............................
Sea Containers Ltd.                       )






Signed by                                 )
Director, for and on behalf of            )      ...............................
Sea Containers Finland Oy                 )



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